Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2010 and March 8, 2010, with respect to the consolidated statements of financial condition, including the consolidated schedules of investments, of PowerShares DB Agriculture Fund and Subsidiary, PowerShares DB Oil Fund and Subsidiary, PowerShares DB Precious Metals Fund and Subsidiary, PowerShares DB Gold Fund and Subsidiary, PowerShares DB Silver Fund and Subsidiary, PowerShares DB Base Metals Fund and Subsidiary and PowerShares DB Energy Fund and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009 and the period from January 3, 2007 (commencement of investment operations) to December 31, 2007.

We consent to the incorporation by reference of our reports dated June 18, 2010, with respect to the statements of financial condition, including the schedules of investments, of DB Agriculture Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund and DB Energy Master Fund as of December 31, 2009 and 2008, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009 and the period from January 3, 2007 (commencement of investment operations) to December 31, 2007.

We consent to the incorporation by reference of our reports dated February 24, 2010, March 8, 2010 and June 18, 2010, with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Reports on Form 10-K of PowerShares DB Agriculture Fund and Subsidiary, PowerShares DB Oil Fund and Subsidiary, PowerShares DB Precious Metals Fund and Subsidiary, PowerShares DB Gold Fund and Subsidiary, PowerShares DB Silver Fund and Subsidiary, PowerShares DB Base Metals Fund and Subsidiary, PowerShares DB Energy Fund and Subsidiary, DB Agriculture Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund and DB Energy Master Fund, respectively.

We consent to the incorporation by reference of our report dated March 26, 2010, with respect to the statements of financial condition of DB Commodity Services LLC of December 31, 2009 and 2008, and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for each of the years in the two-year period ended December 31, 2009, which report appears in the Current Report on Form 8-K of PowerShares DB Agriculture Fund and Subsidiary, PowerShares DB Oil Fund and Subsidiary, PowerShares DB Precious Metals Fund and Subsidiary, PowerShares DB Gold Fund and Subsidiary, PowerShares DB Silver Fund and Subsidiary, PowerShares DB Base Metals Fund and Subsidiary, PowerShares DB Energy Fund and Subsidiary, DB Agriculture Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund and DB Energy Master Fund dated March 30, 2010.

We also consent to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/ KPMG LLP

New York, New York

December 8, 2010